UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2023

METROPOLITAN LIFE INSURANCE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

000-55029	13-5581829
(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue, New York, NY	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

(212) 578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2023, the Superintendent of the New York State Department of Financial Services (the “Superintendent”) approved amendments to the By-Laws (as so amended, the “By-Laws”) of Metropolitan Life Insurance Company (the “Company”) previously approved by the Company’s Board of Directors (the “Board”), rendering them effective. The Company is a wholly-owned subsidiary of MetLife, Inc.

The By-Laws, among other things:

•	Permit special meetings of the Board to be called on such advanced notice as the person or persons calling the meeting may deem necessary or appropriate in the circumstances;

•	Provide that the Chairman of the Board is not an officer position; and

•	Contemplate the appointment of more than one President by the Board and remove certain powers of the President under the By-Laws.

The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the By-Laws, which are attached hereto as Exhibit 3.1 in redline form showing the amendments described above, and as Exhibit 3.2 in unmarked form, and are incorporated herein by reference.

Item 9.01.	Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Metropolitan Life Insurance Company, effective as of December 21, 2023, redlined for amendments effective as of December 21, 2023.

3.2	Amended and Restated By-Laws of Metropolitan Life Insurance Company, effective as of December 21, 2023.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Senior Vice President and Secretary

Date: December 26, 2023